SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 24, 2013

Global Power Equipment Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-16501	73-1541378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

400 E. Las Colinas Boulevard, Suite 400 Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 574-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On June 24, 2013, Mr. Kenneth W. Robuck entered into a Separation Agreement (the “Separation Agreement”) with Global Power Equipment Group Inc. (the “Company”), under which he will leave his position as the Senior Vice President and President of the Services Division of the Company effective as of July 1, 2013 (the “Effective Date”).

Under the terms of the Separation Agreement, Mr. Robuck has agreed to serve as a full-time employee of the Company from the Effective Date through July 31, 2013 (the “Separation Date”) at his current base salary. Effective as of the Separation Date, Mr. Robuck’s employment with the Company shall terminate. Pursuant to the Separation Agreement, Mr. Robuck will receive (i) an amount equal to $477,800, payable in installments, beginning on the date Mr. Robuck provides the Company with an executed release of claims (the “Release”) through March 12, 2014, and (ii) reimbursement of attorneys’ fees not to exceed $5,000 incurred in connection with the Separation Agreement, which is also contingent upon Mr. Robuck’s execution and delivery of the Release. The Separation Agreement also provides for standard ownership of works, confidentiality, non-compete, non-solicitation and non-disparagement covenants.

The foregoing description of the Separation Agreement is qualified in its entirety by reference to the full text of the agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

The Company’s press release announcing Mr. Robuck’s departure is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and incorporated in this Item 5.02 by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	Separation Agreement by and between Kenneth W. Robuck and Global Power Equipment Group Inc., dated as of June 24, 2013.

99.1	Press Release dated June 28, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 28, 2013

Global Power Equipment Group Inc.

By:	/s/ Tracy D. Pagliara
Tracy D. Pagliara
General Counsel, Secretary and
Vice President of Business Development

EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement by and between Kenneth W. Robuck and Global Power Equipment Group Inc., dated as of June 24, 2013.

99.1	Press Release dated June 28, 2013